POWER OF ATTORNEY

     The undersigned officers and Trustees of Fort Pitt Capital Funds (the "Trust") hereby appoint Thomas P. Bellhy and Douglas W. Kreps, as attorneys-in-fact and agents, with the power, to execute, and to file any of the documents referred to below relating to the initial registration of the Trust as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act") and the registration of the Trust's securities under the Securities Act of 1933, as amended (the "Securities Act") including the Trust's Registration Statement on Form N-1A, any and all amendments thereto, including all exhibits and any documents required to be filed with respect thereto with any regulatory authority, including applications for exemptive order rulings. Each of the undersigned grants to the said attorneys full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

     The undersigned officers and Trustees hereby execute this Power of Attorney as of this 12th day of December, 2001.


Name                            Title


/s/ Thomas P. Bellhy            President, Chairman and Trustee
----------------------------
Thomas P. Bellhy

/s/ Douglas W. Kreps            Executive Vice President, Secretary and Trustee
----------------------------
Douglas W. Kreps

/s/ Robert J. Dickson           Independent Trustee
----------------------------
Robert J. Dickson

/s/ Peter R. Anderson           Independent Trustee
----------------------------
Peter R. Anderson

/s/ Ronald V. Pellegrini        Independent Trustee
----------------------------
Ronald V. Pellegrini

/s/ Charles A. Smith            Executive Vice President, Treasurer and Chief
----------------------------    Investment Officer
Charles A. Smith